EX-28.p.2

CODE OF ETHICS

Nationwide Fund Advisors (the “Adviser” or the “Firm”) has adopted this Code of Ethics (the “Code”), in accordance with Rule 17j-1 (the “Rule”) under the Investment Company Act of 1940, as amended, (the “Act”) with respect to mutual fund Clients, and Rule 204A-1 under the Investment Advisers Act of 1940 (the “Advisers Act”), with respect to all other Clients. Rule 17j-1 and Rule 204A-1 are, collectively, referred to herein as the “Rules.”

The Rules makes it unlawful for certain employees in connection with the purchase or sale by such persons of securities held or to be acquired by any Client (defined below) within the Rules scope:

1.	to employ any device, scheme or artifice to defraud such Client;

2.	to make to the Client any untrue statement of a material fact or omit to state to a Client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

3.	to engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon such Client; or

4.	to engage in a manipulative practice with respect to such Client.

While affirming its confidence in the integrity and good faith of all of its employees, officers, directors and Advisory Persons (as defined below) of the Adviser, the Firm recognizes that certain personnel have or may have knowledge of present or future portfolio transactions and, in certain instances, the power to influence portfolio transactions made by Clients. Furthermore, if such individuals engage in personal Covered Securities transactions, these individuals could be in a position where their personal interests may conflict with the interests of Clients. Accordingly, this Code is designed to prevent conduct that could create an actual or potential conflict of interest with any Client.

A.	DEFINITIONS

1)	“Access Person” means any director, officer, Advisory Person or employee of the Adviser as well as any other person that the Chief Compliance Officer (“CCO”) determines to be an Access Person. An Access Person shall not include any person who the CCO determines to be an Exempt-Access Person. The CCO maintains records of the status of all relevant persons under the Code, and will inform each such person about that person’s status as necessary.

2)	“Advisory Person” means:

(a)	any employee of the Adviser (or of any company in a control relationship to the Adviser) who, in connection with his or her regular functions or duties, makes, participates in, has access to or obtains information regarding the purchase or sale of a Covered Security by a Client, or whose functions relate to the making of any recommendations with respect to such purchases or sales; or

(b)	any natural person in a control relationship to the Adviser who obtains information concerning recommendations made to a Client with regard to the purchase or sale of Covered Securities by the Client.

3)	“Beneficial ownership” shall be interpreted in the same manner as it would be in determining whether a person is considered a “beneficial owner” as defined in Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended, which generally speaking, encompasses those situations where the beneficial owner has or shares the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in Covered Securities.

A person is normally regarded as the beneficial owner of Covered Securities with respect to:

(a)	Covered securities that are held by the individual or by members of the individual’s immediate family sharing the same household (including, but not limited to a husband, wife, domestic partner, minor child or relative);

(b)	The person’s interest in Covered Securities held in a discretionary or trust account; or

(c)	The person’s right to acquire equity Covered Securities through the exercise or conversion of stock options, warrants or convertible debt, whether or not presently exercisable; or

(d)	All other Covered Securities held in any other account for which the person has investment discretion or authority.

4)	“Chief Compliance Officer” or “CCO” means the Chief Compliance Officer for the Adviser or the CCO’s designee, as applicable.

5)	“Client” means

(a)	any investment company registered under the Act or any series of a registered investment company for whom the Adviser acts as investment adviser or sub-adviser or

(b)	any separately managed investment account, commingled/collective investment trust fund, hedge fund and other similar investment arrangement, which is advised by the Adviser.

6)	“Control” shall have the same meaning as set forth in Section 2(a)(9) of the Act.

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7)	“Covered Person” means any Access Person or Exempt-Access Person.

8)	“Covered Security” means a security as defined in Section 2(a)(36) of the Act, except that it shall not include direct obligations of the United States government, bankers’ acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments (including repurchase agreements), shares of money market funds, shares of registered open-end investment companies, (other than Reportable Funds as defined in A(15)) and shares of unit investment trusts that are exclusively invested in one or more open-end Funds that are not Reportable Funds. “Fund” means an investment company registered under the Act.

9)	“Exempt-Access Persons.” The Firm’s officers, directors, employees and other related persons, are presumed to be Access Persons for purposes of the Rules. However, certain persons, such as certain officers, directors of the Adviser, or other persons, such as temporary employees, often do not have actual access to investment or portfolio information or participate in the recommendation process.

Where the CCO has determined that the relevant director, officer, employee or temporary employee: (1) does not meet the definition of “Advisory Person;” (2) does not otherwise have access to non-public information with respect to Client holdings, transactions or securities recommendations; and (3) is not involved in the recommendation process, the CCO may determine to treat such person as an “Exempt-Access Person” for purposes of this Code. Exempt-Access Persons must, prior to being so designated and at least annually thereafter, certify to the CCO, in the form attached as Exhibit H, as to the relevant facts and circumstances that formed the basis of the CCO’s above-described determination.

10)	“Market Timing” shall mean the purchasing and selling of Fund shares on a short-term basis and in a manner that is contrary to the policy of the Fund as disclosed in its then-current prospectus.

11)	“Portfolio Managers” means those individuals who, in connection with their regular duties, are entrusted with the direct responsibility and authority to make investment decisions affecting any Client.

12)	“Principal Underwriter” shall have the meaning set forth in Section 2(a)(2) of the Act.

13)	“Purchase or sale of a Covered Security” includes, among other things, the writing of an option to purchase or sell a Covered Security.

14)	“Reportable Fund” means

(a)	any series of Nationwide Mutual Funds or Nationwide Variable Insurance Trust (collectively, the Trusts);

(b)	any Fund for which the Firm serves as an investment adviser, or

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(c)	any Fund whose investment adviser (including sub-advisers) or Principal Underwriter controls, is controlled by, or is under common control with the Adviser.

15)	“Reporting Person” means any Access Person and any Exempt-Access Person.

16)	“Security held or to be acquired” by a Client means any Covered Security which, within the most recent 15 calendar days

(a)	is or has been held by a Client; or

(b)	is being or has been considered for purchase by a Client; or

(c)	any option to purchase or sell any Covered Security that is convertible into or exchangeable for a Covered Security described in subparts (a) and (b) of this definition.

B.	STATEMENT OF GENERAL PRINCIPLES AND STANDARD OF CONDUCT

It is the duty of all Covered Persons to place the interests of our Clients first at all times. Consistent with that duty, all Covered Persons must (1) conduct all personal Covered Securities transactions in a manner that is consistent with this Code of Ethics; (2) avoid any actual or potential conflict of personal interest with the interests of our Clients; (3) adhere to the fundamental standard that they should not take inappropriate advantage of their positions of trust and responsibility; (4) safeguard material non-public information about Client transactions including disclosure of portfolio holdings; and (5) comply with all federal securities laws.

This Code of Ethics applies to transactions in Covered Securities for the accounts of all Covered Persons and any other accounts in which they have any beneficial ownership. It imposes certain investment restrictions and prohibitions and requires the reports set forth below. If Covered Persons become aware of material non-public information or if a Client is active in a given Covered Security, some personnel may find themselves “frozen” in a position. The Firm will not bear any losses in personal accounts resulting from the implementation of any portion of the Code of Ethics.

C.	GENERAL PROHIBITIONS

1)	All Covered Persons shall keep all information pertaining to Clients’ portfolio transactions and holdings confidential. No person with access to Covered Securities holdings, recommendations or pending securities transactions and holdings should disclose this information to any person, unless such disclosure is made in connection with his or her regular functions or duties. Special care should be taken to avoid discussing confidential information in circumstances, which would disclose this information to anyone who would not have access to such information in the normal course of events.

2)	No Covered Person shall utilize information concerning prospective or actual portfolio transactions in any manner that might prove detrimental to the interests of a Client.

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3)	No Covered Person shall purchase, sell, or exchange shares of any series of a Fund while in possession of material non-public information concerning the portfolio holdings of any series of the Fund.

4)	No Covered Person shall use his or her position for his or her personal benefit or attempt to cause a Client to purchase, sell or hold a particular Covered Security when that action may reasonably be expected to create a personal benefit for the Covered Person.

5)	No Covered Person shall selectively disclose “non-public” information concerning the portfolio holdings of any Client to anyone who does not have a legitimate business need for such information that is consistent with the interests of our mutual fund and other Client accounts, and the Firm’s Portfolio Holding Disclosure Policy.

6)	No Covered Person shall engage in any act, practice or course of conduct, which would violate applicable provisions of the Rules.

7)	No Covered Person shall engage in, or help others engage in, Market Timing in the series of the Nationwide Mutual Funds and or Nationwide Variable Insurance Trust (collectively, “the Trusts”), or any other shares of Funds that have a policy against Market Timing. This prohibition does not apply to short-term transactions in money market funds, unless these transactions are part of a Market Timing strategy of other Funds, nor does it apply to contributions to a 401(k) program or an automatic reinvestment program. However, this program does apply to internal transfers within a 401(k) program to the extent such transactions violate a Fund’s policy against market timing. Any profits derived by a Covered Person as a result of such impermissible Market Timing may be subject to disgorgement at the discretion of the CCO.

8)	No Covered Person shall engage in, or help others engage in, late trading of Funds for any purpose. Late trading is defined as entering or canceling any buy, sell, transfer, or change order after the close of the regular trading on the New York Stock Exchange (generally, 4:00 p.m., Eastern Time) or such other time designated in a Fund’s prospectus as the timing of calculation of the Fund’s net asset value.

D.	PERSONAL TRADING RESTRICTIONS

1)	Short Selling and Margin Accounts

Access Persons are not permitted to enter into short sales or trade on margin.

2)	Initial Public Offerings (“IPOs”)

Access Persons are generally prohibited from acquiring any Covered Securities in an IPO. Access Persons may, however, request and receive approval to participate in an IPO in certain limited circumstances. In approving any such request, the onus for substantiating and documenting compliance with the Code of Ethics rests on the individual seeking approval. Notwithstanding submission of substantiating documentation, approval may be withheld if reviewing Compliance personnel believe that an actual or potential conflict of interest exists with respect to any Client. Approval

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to invest in an IPO shall be valid for the period of time stated in the approval, but may be withdrawn at any time prior to the Access Person’s purchase in an IPO. Requests for participation in IPO’s must be submitted online via the Firm’s Compliance tool, StarCompliance.

3)	Private Placements

Access Persons investing in private placements of any kind must obtain written prior approval from the Chief Investment Officer (CIO) and the Chief Compliance Officer. In determining whether to grant such prior approval, both the CIO and the CCO shall determine (among other factors) whether the investment opportunity should be reserved for a Client(s), and whether the opportunity is being offered to the individual by virtue of his or her position with the Adviser. Access Persons, who have been authorized to acquire Covered Securities in a private placement must disclose such investment when they are involved in, or have knowledge of, any subsequent consideration of an investment by a Client in that issuer. In such circumstances, the CIO or his designee with no personal interest in the particular issuer shall independently review the Client’s decision to purchase that issuer’s Covered Securities.

All Access Persons requesting private placement approval shall submit a request via the Firm’s online Compliance tool, StarCompliance (see Exhibit E of this Code) with provision of supporting documentation to the Chief Compliance Officer or his designee. Approval to invest in a private placement shall be valid for the period of time stated in the approval, but may be withdrawn at any time prior to the Access Person’s purchase in the private placement.

New Access Persons must disclose pre-existing private placement securities by requesting approval via the Firm’s online Compliance tool, StarCompliance (see Exhibit E of this Code). New Access Persons may be required to liquidate/terminate their investment in a private placement if deemed by the CIO and CCO to be a conflict of interest.

4)	Covered Securities Subject to an Embargo

Access Persons are not permitted to deal in any Covered Security upon which the Firm has placed, for any reason, an embargo.

5)	Client with Pending Announcement of Results

Access Persons should not deal in the Covered Securities of a Client in the two-month period prior to the announcement of interim figures or the preliminary announcement of annual figures.

6)	Pre-clearance

All Access Persons are required to pre-clear transactions in all Covered Securities, including certain transactions in Reportable Funds, (excluding those securities exempted under Section D(9), money market funds, and Reportable Funds if purchased through an

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automatic contribution or reinvestment program (such as a 401(k) contribution) provided that the initial position is disclosed on the Initial Holdings Report or the initial acquisition of such security is pre-cleared).

Requests for pre-clearance should be submitted online via the Firm’s online Compliance tool, StarCompliance. Pre-clearance requests must include the type of transaction (e.g., buy or sell), the security name, security symbol / CUSIP, the number of shares (or investment amount), the brokerage account name and account number.

Transactions should not be placed for execution until pre-clearance approval has been received. Pre-clearance approval is good only for the day received; therefore, orders should be placed as market or day limit orders.

If for any reason the trade is not executed on the day on which pre-clearance approval is received, the Access Person must submit a new request and receive approval prior to placing any subsequent order.

7)	30 Day Holding Period

All Access Persons must maintain any position in a Reportable Fund, with the exception of money market funds, for at least 30 calendar days before they can be sold or exchanged. Exceptions to this policy will be considered in hardship situations, but must be approved in writing, in advance by the Chief Compliance Officer or his designee.

Additionally, Portfolio Managers shall not profit from the purchase and sale, or sale and purchase, of the same (or equivalent) Covered Securities within thirty (30) calendar days. Trades made in violation of this policy should be unwound, if possible. Portfolio Managers are responsible for monitoring their own trading activities to comply with the 30-Day Holding Period requirement. Any violation of the foregoing restriction may result in disgorgement of all profits from the transactions, as well as other possible sanctions. For purposes of this section, calculation of profits will be based on a “last-in, first-out” (LIFO) basis.

8)	Blackout Period

(a)	Three Day (T+3)

Advisory Persons are prohibited from executing any personal Covered Securities transactions, excluding transactions in Reportable Funds, within three (3) calendar days after the Firm has executed buy or sell orders in that same Covered Security in Client accounts.

(b)	Seven Day (T+7)

All Portfolio Managers are prohibited from executing any personal Covered Securities transactions, excluding transactions in Reportable Funds, within seven (7)

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calendar days after the day the Firm has executed buy or sell orders in that same Covered Security in Client accounts.

(c)	Trades made in violation of these blackout periods should be unwound, if possible. Any violation of the foregoing restrictions may result in disgorgement of all profits from the transactions, as well as other possible sanctions.

9)	Exempted Transactions

The prohibitions of Section (D)(6) Pre-Clearance, (D)(7) 30 Day Holding Period, and (D)(8) Blackout Period, of this Code of Ethics shall not apply to:

(a)	Purchases or sales effected in any account over which the Access Person has no direct or indirect influence, control or investment discretion or authority;

(b)	purchases or sales which are non-volitional[1] on the part of the Access Person;

(c)	subsequent purchases which are made through an automatic dividend reinvestment or automatic direct purchase plan;

(d)	purchases effected upon the exercise of rights issued by an issuer pro-rata to all holders of a class of its Covered Securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

(e)	purchases or sales effected by the Adviser on behalf of Client accounts managed by such Adviser; or

(f)	purchases or sales of the securities listed on Exhibit D of the Code.

10)	Gifts

No Covered Person shall seek or accept anything of more than de minimis value, either directly or indirectly, from broker-dealers or other persons, which to the actual knowledge of the Access Persons, do business or might do business with a Client or the Firm. For purposes of this provision, the following gifts will not be considered to be in violation of this section: (a) an occasional meal; (b) an occasional ticket to a sporting event, the theater or comparable entertainment; and (c) other gifts of nominal cost. Covered Persons should review the Firm’s Gift & Entertainment Policy with regard to permissible gifts and entertainment.

11)	Board of Directors

Portfolio Managers are prohibited from serving on the boards of directors of publicly traded companies, absent receiving prior authorization from the Chief Compliance

[1]

Non-volitional purchases or sales include those transactions, which do not involve a willing act or conscious decision on the part of the director, officer or employee. For example, shares received or disposed of by Access Persons in a merger, recapitalization or similar transaction are considered non-volitional.

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Officer. Such authorization should be based upon a determination that the board service would be consistent with the interests of Clients advised by the employee. Where service on a board of directors is authorized, Portfolio Managers serving as directors should be isolated from those making investment decisions regarding the company through “Chinese Wall” procedures.

E.	MARKET TIMING

All Covered Persons are expected to read and understand the definition of “Market Timing” (Section A(11)) and adhere to the Code’s specific requirements in this regard. Market Timing is prohibited in any Fund; if it is determined that personal trading activities violate these restrictions, the Firm reserves the right to impose such sanctions as deemed appropriate.

To ensure that the Code’s requirements are met and to comply with the SEC’s objective for enhanced disclosure, all Access Persons must report on a quarterly basis to the Chief Compliance Officer certain transactions in Reportable Funds (excluding money market funds) in all accounts for which an Access Person has Beneficial Ownership. On-going purchases made through an automatic contribution or reinvestment program (such as a 401k contribution) are not required to be reported provided that the initial position has been disclosed or reported on the Initial Holdings Report, Quarterly Transaction Report and / or the Annual Holdings Report.

All sales, all exchanges and all new purchases in Reportable Funds must be disclosed on a quarterly basis by all Access Persons.

All Access Persons shall submit via the Firm’s online Compliance tool, StarCompliance, Exhibit F of the Code which acknowledges enrollment in the Nationwide Savings Plan and permits the Chief Compliance Officer or his designee to monitor activity in any Nationwide benefit plan, including 401(k) activities and other Nationwide non-qualified deferred compensation benefit plans.

F.	REPORTING, DISCLOSURE INFORMATION AND CERTIFICATION REQUIREMENTS

1)	Initial Holdings Reports

All Access Persons shall disclose all personal Covered Securities holdings to the Chief Compliance Officer or his designee. The Initial Holdings Report shall be submitted via the Firm’s online Compliance tool, StarCompliance (see Exhibit A of this Code) and shall contain the following information:

(a)	the name of the security, security symbol or CUSIP, type of security, number of shares and principal amount of each Covered Security and type of interest (direct or indirect) in which the Access Person had beneficial ownership when the person became an Access Person;

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(b)	the name of any broker, dealer, bank, plan administrator or other institution with whom the Access Person maintained an account and the account number in which any Covered Securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person;

(c)	the date that the report is submitted by the Access Person and the date as of which the information is current; and

(d)	a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the Covered Security to which the report relates.

New Access Persons are required to submit an Initial Holdings Reports no later than 10-days after the person becomes an Access Person. All Initial Holdings Reports shall provide information that is current as of a date no more than 45 days before the Initial Holding Report is submitted.

2)	Quarterly Reports

(a)	All Access Persons shall report to the Chief Compliance Officer or his designee, the information described in Sub-paragraph (2)(b) of this Section with respect to transactions in any Covered Security in which such person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership in the Covered Security. As discussed below in Section F(8), Exempt-Access Persons may be required to make Quarterly Reports under certain circumstances.

(b)	Reports required to be made under this Paragraph (2) shall be made not later than 10-days after the end of the calendar quarter in which the transaction to which the report relates was effected. All Access Persons shall be required to submit a report for all periods, including those periods in which no Covered Securities transactions were effected. Quarterly reports shall be submitted via the Firm’s online Compliance tool, StarCompliance (see Exhibit B of this Code) and shall contain the following information:

(i)	the date of the transaction, the name of the Covered Security, security symbol or CUSIP, the interest rate and maturity date (if applicable), the number of shares, and the principal amount of each Covered Security involved;

(ii)	the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

(iii)	the price at which the transaction was effected;

(iv)	the name of the broker, dealer, bank, plan administrator or other institution with or through whom the transaction was effected and the account number where security is held; and

(v)	the date the report is submitted.

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(c)	Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the Covered Security to which the report relates.

(d)	All Access Persons shall direct their brokers to supply duplicate copies of all monthly brokerage statements (excluding confirmations) for all Covered Securities held in any accounts in which the Access Person is a Beneficial Owner to the Chief Compliance Officer or his designee on a timely basis. Duplicate copies of the Nationwide 401(k) Savings Plan or other Nationwide deferred compensation program statements do not need to be sent; however the Compliance Department reserves the right to modify this exception or request such information on an ad-hoc basis.

(e)	With respect to any new account established (see Section F(5)) by the Access Person in which any Covered Securities were held during the quarter for the direct or indirect benefit of the Access Person, the Access Person shall report the following information:

(i)	the name of the broker, dealer, bank, plan administrator or other institution with whom the Access Person established the account;

(ii)	the date the account was established; and

(iii)	the date the report is submitted.

3)	Annual Holdings Reports

(a)	All Access Persons shall disclose all personal Covered Securities holdings on an annual basis on the Form attached as Exhibit C within 30-days after the end of the calendar year. All Annual Holdings Reports shall provide information on personal Covered Securities holdings that is current as of a date no more than 30 days before the Annual Report is submitted. Such Annual Reports shall be submitted via the Firm’s online Compliance tool, StarCompliance and shall contain the following information:

(i)	the name of the security, security symbol or CUSIP, number of shares and principal amount of each Covered Security and type of interest (direct or indirect) in which the Access Person beneficial ownership;

(ii)	the name of any broker, dealer, bank, plan administrator or other institution with whom the Access Person maintains an account and the account number in which any Covered Securities are held for the direct or indirect benefit of the Access Person;

(iii)	the date that the report is submitted by the Access Person and the date as of which the information is current; and

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(iv)	a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the Covered Security to which the report relates.

4)	Certification of Compliance with the Code of Ethics

All Covered Persons shall be provided with a copy of this Code of Ethics and any amendments, hereto, and all Covered Persons shall certify annually that:

(a)	they have received, read and understand the Code of Ethics and recognize that they are subject to its provisions;

(b)	they have complied with the requirements of the Code of Ethics; and

(c)	to the extent applicable, they have reported all personal Covered Securities transactions required to be reported pursuant to the requirements of the Code of Ethics.

Access Persons shall make such acknowledgement on their Initial Holdings Reports.

5)	Personal Brokerage Accounts

No Access Person shall open a personal brokerage account directly or indirectly without obtaining prior authorization from the Chief Compliance Officer or his designee. Approval for new accounts shall be submitted via the Firm’s online Compliance tool, StarCompliance (see Exhibit G of this Code) and should be submitted for approval in advance of opening a new account.

All Access Persons shall provide Compliance personnel with a listing of all brokerage accounts in which the Access Person has a direct or indirect interest upon commencing employment and on an annual basis thereafter. These reports shall be submitted via the Firm’s online Compliance tool, StarCompliance utilizing Exhibits A or C, as applicable.

No Access Persons shall request or receive financial benefit or special dealing benefits for any personal brokerage account, which are not made available to the general public on the same terms and conditions.

6)	Review of Reports and Notification

The Firm will appoint Compliance personnel to review all brokerage account statements and, Initial, Quarterly and Annual Reports to detect conflicts of interest and abusive practices. In addition, the Chief Compliance Officer or his designee shall notify each Covered Person as to the extent to which he or she is subject to the reporting requirements provided under this Code of Ethics and shall deliver a copy of this Code of Ethics to each Covered Person upon request.

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7)	Responsibility to Report

The responsibility for reporting is imposed on each Reporting Person required to make a report to ensure that Compliance is in receipt of timely and complete reports. Efforts on behalf of the Reporting Person by other services (e.g., brokerage firms) do not change or alter the Reporting Person’s responsibility. Late reporting is regarded as a direct violation of this Code and will be treated accordingly. Individuals who neglect their responsibility for appropriate reporting as defined in Sections F(1), (2), (3), (4) and (5) of this Code will be subject to sanctions including suspension of pre-clearance privileges, fines, and, in appropriate cases, termination, and will be given written notice of the violation, which will be submitted to the Board of Trustees of Nationwide Mutual Funds and Nationwide Variable Insurance Trust (collectively the “Board”) for review and possible further disciplinary action.

8)	Requirements for Exempt-Access Persons

(a)	In addition to the Certification of Compliance with the Code of Ethics, described above in Section F.4, Exempt-Access Covered Persons must, prior to being designated as such and not less frequently than once per calendar year thereafter, provide to the CCO, a certification, in the form attached as Exhibit H.

(b)	Once designated by the CCO as an Exempt-Access Person, the individual is exempt from the initial and annual holdings reports. Exempt-Access Persons must submit to the CCO a quarterly transaction report in the form attached as Exhibit B not later than ten (10) days after the end of each calendar quarter with respect to any Covered Securities transaction occurring in such quarter only if such person knew at the time of the transaction or, in the ordinary course of fulfilling his or her official duties, should have known that, during the 15-day period immediately before or after the date of the Covered Securities transaction, a Client account purchased or sold the Covered Security, or the Adviser considered purchasing or selling the Covered Security for a Client account. Any such report must be accompanied by an explanation of the circumstances which necessitated its filing.

(c)	Any Exempt-Access Person who obtains or seeks to obtain information which, under the relevant Rules, would suggest that the individual should be treated as an Access Person must promptly inform the CCO of the relevant circumstances and, unless notified to the contrary by the CCO, must comply with all relevant Code requirements applicable to Access Persons until such time as the CCO determines that reversion to Exempt-Access Person status is appropriate.

G.	REPORTING OF VIOLATIONS TO THE BOARD

All Covered Persons shall promptly report any possible violations of this Code to the Chief Compliance Officer. The Chief Compliance Officer shall timely report all material violations of this Code of Ethics and the reporting requirements thereunder to Firm management and the Boards of Fund Clients, as appropriate.

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H.	BOARD APPROVAL

1)	The Chief Compliance Officer submitted an initial copy of the Code of Ethics to the Board on or about September 1, 2000. The Chief Compliance Officer shall submit any material amendments to the Code of Ethics no later than six months after adoption of such amendments.

2)	The Adviser is further required to obtain approval from each investment company Client for any material changes to this Code of Ethics within six (6) months of any such change.

I.	ANNUAL REPORTING TO INVESTMENT COMPANY CLIENTS

The Adviser shall prepare a written annual report relating to its Code of Ethics to the Board of each investment company Client for which it acts as investment adviser or sub-adviser. Such annual report shall:

1)	summarize existing procedures concerning personal investing and any material changes in the procedures made during the past year;

2)	identify any material violations requiring significant remedial action during the past year;

3)	identify any recommended changes in the existing restrictions or procedures based upon experience under its Code of Ethics, evolving industry practices or developments in applicable laws or regulations; and

4)	certify that the Adviser has adopted procedures reasonably necessary to prevent Access Persons from violating its Code of Ethics.

J.	SANCTIONS

Covered Persons are expected to observe the highest standards of professional conduct when conducting their business and may be held personally liable for any improper or illegal acts committed during their employment. Upon discovering a violation of the Code, the Chief Compliance Officer and/or the Boards may impose such sanctions, as they deem appropriate, including, among other things, issuing a letter of censure, assessing fines, suspending or terminating the employment of the violator, or referring the matter to the appropriate regulatory or governmental authority.

Exhibit I outlines specific remedial action that may be taken with respect to violations of the Code. However, the President and CCO and/or the Board may in their discretion determine violations may require more or less stringent sanction(s) dependent on mitigating circumstances.

The Firm in its sole and absolute discretion, reserves the right to direct you to cancel or unwind any trade at your expense. From time to time, you may also have your positions frozen due to potential conflicts of interest or the appearance of impropriety.

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The Firm may, in its sole and absolute discretion, suspend or revoke your trading privileges at any time.

In addition, the Firm shall consider adherence to overall compliance standards as an integral component of employee performance evaluation. Excessive violations or trading including, but not limited to the Code or other potential conflicts of interests issues, shall be addressed by each Covered Person’s manager when assessing the Covered Person’s overall performance review.

As a firm, our commitment to integrity and ethical behavior remains constant. Every one of us, every day, must reflect the highest standards of professional conduct and personal integrity. Good judgment and the desire to do what is right are the foundation of our reputation.

Any situation that may create, or even appear to create, a conflict between personal interests and the interest of the Firm or our Clients must be avoided. It is essential to disclose any questionable situations to Compliance as soon as such situation arises.

K.	GROUNDS FOR DISQUALIFICATION FROM EMPLOYMENT

In addition to actions that may result in termination of employment as described above in Section J, pursuant to the terms of Section 9 of the 1940 Act, no person may become or continue to be an officer, director, Advisory Person or employee of the Firm without an exemptive order issued by the Securities and Exchange Commission, if such person:

1)	within the past ten years has been convicted of any felony or misdemeanor involving the purchase or sale of any security; or arising out of his or her conduct as an affiliated person, salesman or employee of any investment company, bank, insurance company or entity or person required to be registered under the Commodity Exchange Act; or as an affiliate person, salesman, or employee of any investment company, bank, insurance company, or entity or person required to be registered under the Commodities Exchange Act, or

2)	is or becomes permanently or temporarily enjoined by any courts from: (i) acting as an underwriter, broker, dealer, investment adviser, municipal securities dealer, government securities broker, government securities dealer, bank, transfer agent, or entity or a person required to be registered under the Commodity Exchange Act, or as an affiliated person, salesman or employees of any investment company, bank, insurance company or entity or a person required to be registered under the Commodity Exchange Act; or (ii) engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any security.

It is your obligation to immediately report any conviction or injunction falling within the foregoing provisions to the Chief Compliance Officer.

L.	RETENTION OF RECORDS

Code of Ethics

March 31, 2011

The Adviser must, at its principal place of business, maintain records in the manner and to the extent set out below and must make these records available to the U.S. Securities and Exchange Commission (“SEC”) or any representative of the SEC at any time and from time to time for reasonable periodic, special or other examination:

1)	A copy of this Code of Ethics, or any Code of Ethics which within the past five (5) years has been in effect, shall be preserved in an easily accessible place;

2)	A record of any violation of this Code of Ethics, and of any action taken as a result of such violation, shall be preserved in an easily accessible place for a period of not less than five (5) years following the end of the fiscal year in which the violation occurs;

3)	A copy of each report, certification or acknowledgement made by an Access Person pursuant to this Code of Ethics shall be preserved for a period of not less than five (5) years from the end of the fiscal year in which it is made, the first two years in an easily accessible place;

4)	A list of all persons who are, or within the past five (5) years have been, required to make reports pursuant to this Code of Ethics shall be maintained in an easily accessible place;

5)	A record of any decision, and the reasons supporting the decision, to approve the acquisition by Access Persons of Covered Securities in a private placement, as described in Section D(3) of this Code of Ethics, for at least five (5) years after the end of the fiscal year in which the approval is granted; and

6)	A copy of each annual report required under Section F for at least five (5) years after the end of the fiscal year in which it is made, the first two in an accessible place.

All such records shall be maintained for at least the first two years in an easily accessible place as deemed appropriate by the Adviser.

Initially Adopted August 8, 2000 and Amended Effective July 1, 2001; November 29, 2001; December 31, 2001; February 1, 2005; November 27, 2006; May 18, 2007, and March 31, 2011.

Code of Ethics

March 31, 2011

EXHIBIT A

Initial Holdings Report

To the Chief Compliance Officer:

•	I hereby acknowledge receipt of the Code of Ethics.

•	I have read and understand the Code and recognize that I am subject thereto in the capacity of an ‘Access Person”.

•

I have no knowledge of the existence of a personal conflict of interest which may have involved any Client, such as an economic relationship between my personal securities holdings and securities held or to be acquired by any such Client.

•	As of this filing I have a beneficial ownership in the following securities:

*Charles Schawab & Co. San Francisco - Account Name: test user account.

Security Description	Symbol	CUSIP	SEDOL	ISIN	Holdings	Holding Type
BIOCUREX INC COM	BOCX	09060V109	2024699	US09060V1098	250.0000	Regular
PROSHARES TR PSHS ULT S&P 500	SSO			US74347R1077	10.0000	Regular
ABB LTD SPONSORED ADR	ABB	000375204		US0003752047	500.0000	Regular

*Merril Lynch Boston - 555555555 - Account Name: test user account

Security Description	Symbol	CUSIP	SEDOL	ISIN	Holdings	Holding Type
GOOGLE INC CL A	GOOG	38259P508	B020QX2	US38259P5089	100.0000	Regular
FIDELITY SECS FD DIVID GROWTH	FDGFX	316 3894102	2354998	US3163894021	650.0000	Regular
ISHARES TR INDEX S&P SMLCAP 600	IJR			US4642878049	300.0000	Regular

*UBS Financial Services White plains - 123456 - Account Names: test

No Holdings

T Rowe Price Baltimore - 77777777 - Account Names: test user account

Security Description	Symbol	CUSIP	SEDOL	ISIN	Holdings	Holding Type
SUPREME INDS INC CL A	STS	858607102	2325819	US8686071023	225.0000	Regular
BARRICK GOLD CORP COM	ABX	067901108	2024677	CA0679011084	1400,0000	Regular
GOOGLE INC CL A	GOOG	38259P508	B020QX2	US38259P5089	10, 0000	Regular
BNP PARIBAS SPONSORED ADR	BNPQY	0556 5A 202		US05565A2024	250.0000	Regular

Notes:

The requested information should be provided for all Covered Securities. Covered Securities are all securities except direct obligations of the United States government, bankers’ acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments (nduding repurchase agreements), shares of money market funds, shares of registered open-end investinent companies, other than Reportable Funds, and shares of unit investment trusts that are invested exclusively in one or more open end funds that are not Reportable Funds. Reportable Fund means (a) any series of Nationwide Mutual Funds or Nationwide Variable Insurance Trusts; (b) any Fund for which the Advisers serve as Investment Adviser; or (c) any Fund whose investment adviser including sub-adviser) or Principal Underwriter controls, is controlled by, or is under common control of any Adviser.

Further, the above information is requested for all accounts/transactions over which you have any direct or indirect Beneficial Ownership, (See Section A(3) “Beneficial Ownership” in this Code of Ethics,)

Please consult the Compliance Department if you have any questions as to the reporting requirements,

Exhibit A

March 31, 2011

EXHIBIT B

Nationwide Funds Group

Quarterly Transactions Report

For 1st Quarter of Year 2010

Access Person Name:

Test

Broker Office	Broker Account Number	Execution Date Local	Transaction Type	Security Description	Symbol	Cusip	Price Amount	Quantity

*Charles Schwab & Co. San Francisco	123456	2/12/2010 3:49:10 PM	Buy	PROSHARES TR PSHS ULT S&P 500	SSO		2.00000	10.0000

*Merrill Lynch Bostan	555555555	1/12/2010 1:55:17 PM	Buy	GOOGLE INC CL A	GOOG	38259P508	50.66600	100.0000

T Rowe Price Baltimore	77777777	2/12/2010 4:07:14 PM	Buy	BNP PARIBAS SPONSORED ADR	BNPQY	05565A202	2.00000	250.0000

By submitting this form, I hereby agree and acknowledge that:

•

During the quarter referred to above, the above transactions were effected in Covered Securities of which I had, or by reason of such transaction acquired, direct or indirect Beneficial Ownership, and which are required to be reported pursuant to the Code of Ethics.

•

This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect Beneficial Ownership in the Covered Securities listed above.

•

I have reported all brokerage accounts in which Covered Securities were held during the quarter referenced above for my indirect or direct benefit. I further understand that in compliance with the Code I must have copies of my monthly brokerage statements sent to the Chief Compliance Officer and that I must get approval to open any new account that can hold Covered Securities.

•

Except as noted in this report, I hereby certify that I have no knowledge of the existence of any personal conflicts of interest involving any Client, such as the existence of any economic relationship between my transactions and Covered Securities held or to be acquired by any Client.

Notes:

The requested information should be provided for all Covered Securities. Covered Securities are all securities except direct obligations of the United States Government bankers’ acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments (including repurchase agreements), shares of money market funds, shares of registered open-end investment companies other than Reportable Funds, and shares of unit investment trusts that are invested exclusively in one or more open-end Funds that are not Reportable Funds. Reportable Fund means (a) any series of Nationwide Mutual Funds or Nationwide Variable Insurance Trusts; (b) any Fund for which the Advisers serve as Investment Adviser; or (c) any Fund whose investment adviser (including sub-adviser) or Principal Underwriter controls, is controlled by, or is under common control of any Adviser,

Further, the above information is requested for all accounts/transactions over which you have any director indirect Beneficial Ownership. Please refer to Section A(3) “Beneficial Ownership” for a complete definition of a person who is regarded as the beneficial owner of Covered Securities,

Please consult the Compliance Department if you have any questions as to the reporting requirements.

Exhibit B

March 31, 2011

EXHIBIT C

Nationwide Funds Group

Annual Holdings Report

Year 2009

To the Chief Compliance Officer:

•	I have read and understand the Code and recognize that I am subject thereto in the capacity of an “Access Person.”

•

I hereby certify that, during the year ended December 31, 2009, I have complied with the requirements of the Code and I have reported all Covered Securities transactions, including Reportable Funds, required to be reported pursuant to the Code.

•

I hereby certify that, I have no knowledge of the existence of any personal conflict of interest that may involve a Client, such as any economic relationship between my personal securities transactions and Covered Securities held or to be acquired by a Client.

•	As of December 31, 2009, I had a direct or indirect Beneficial Ownership in the following Covered Securities:

•	I hereby represent that I maintain the account(s) listed below in which Covered Securities are held for my direct or indirect benefit with the brokers, dealers or banks listed below.

*Charles Schwab & Co. San Francisco - 123456 - Account Name: test user account.

Security Description	Symbol	CUSIP	SEDOL	ISIN	Holdings	Holding Type
ABB LTD SPONSORED ADR	ABB	000375204		US000 3752047	500.0000	Regular
BIOCUREX INC COM	BOCX	09060V109	2024699	US09060V1098	250.0000	Regular

*Merrill Lynch Bostom - 555555555 - Account Name: test user account

Security Description	Symbol	CUSIP	SEDOL	ISIN	Holdings	Holding Type
FIDELITY SECS FD DIVID GROWTH	FDGFX	316389402	2354998	US3163894021	650.0000	Regular
ISHARES TR INDEX S&P SMLCAP 600	IJR			US4642878049	300.0000	Regular

T Rowe Price Baltimore - 77777777 - Account Names: test user account

Security Description	Symbol	CUSIP	SEDOL	ISIN	Holdings	Holding Type

SUPREME INDS INC CL A	STS	868607102	2325819	US8686071023	225.0000	Regular
BARRICK GOLD CORP COM	ABX	06790 1108	2024677	CA0679011084	1400.0000	Regular
GOOGLE INC CL A	GOOG	38259P508	B020QX2	US38259P5089	10.0000	Regular

Notes:

The requested information should be provided for all Covered Securities. Covered Securities are all securities except direct obligations of the United States government, bankers’ acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments (including repurchase agreements), shares of money market funds, shares of registered open-end investment companies other than Reportable Funds, shares of unit investment trusts that are invested exclusively in one or more open-end Funds that are not Reportable Funds. Reportable Fund means (a) any series of Gartmore Mutual Funds or Gartmore Variable Insurance Trusts; (b) any Fund for which the Advisers serve as Investment Adviser; or (c) any Fund whose investment adviser (including sub-adviser) or Principal Underwriter controls, is controlled by, or is under common control of any Adviser.

Further, the above information is requested for all accounts/transactions over which you have any direct or indirect Beneficial Ownership. Please refer to Section A(3) “Beneficial Ownership” for a complete definition of a person who is regarded as the beneficial owner of Covered Securities.

Please consult the Compliance Department if you have any questions as to the reporting requirements.

Printed Name Electronic Signature	IT User

Submit

Code of Ethics

March 31, 2011

EXHIBIT D(1)

Access Persons will not be subject to the Pre-clearance requirements under Section D(6), the Holding requirements under Section D(7), or the Blackout Period under Section D(8) with respect to the following securities:

1.	securities traded on a national exchange whose values are based upon the value or changes in value of broad based market indices(2);

2.	options contracts traded on a national exchange on (a) securities described in item 1 or (b) broad based market indices(2); and

3.	the following specifically enumerated securities traded on a national securities exchange:

NAME	SYMBOL
AMEX Airline Index	XAL
AMEX Biotechnology Index	BTK
AMEX Biotech-Pharmaceutical Index	BPI
AMEX China Index	CZH
AMEX Computer Hardware Index	HWI
AMEX Consumer Discretionary Select Sct I	IXY
AMEX Defense Index	DFI
AMEX Deutschebank Energy Index	DXE
AMEX Disk Drive Index	DDX
AMEX Energy Industry Cpn Bskt Val Index	MEB
AMEX Equal Weighted Pharmaceutical Index	DGE
AMEX Financial Select Sector Index	IXM
AMEX Gold BUGS Index	HUI
AMEX Gold Miners Index	GDM
AMEX Gold Mining Cmps PLUS Bskt Val Indx	DJG
AMEX Health Care Select Sector Index	IXV
AMEX Industrial 15 Index	IXD
AMEX Industry Standard 100 Internet	XIS
AMEX Institutional Holdings Index	IXH
AMEX Institutional Index	XII
AMEX International Market Index	ADR
AMEX Japan Index	JPN
AMEX Major Market Index	XMI
AMEX Materials Select Sector Index	IXB
AMEX Morgan Stanley Commodities Index	CRX
AMEX Morgan Stanley Consumer Index	CMR
AMEX Morgan Stanley Cyclical Index	CYC

Exhibit D

March 31, 2011

AMEX N American Telecommunications Index	XTC
AMEX Natural Gas Index	XNG
AMEX Networking Index	NWX
AMEX Oil and Natural Gas Index	OGX
AMEX Oil Index	XOI
AMEX Pharma. Index	DRG
AMEX Securities Broker/Dealer Index	XBD
AMEX Select Ten Index	XST
AMEX Select Utility Index	UUO
AMEX Semiconductor Index	SIS
AMEX Semiconductor Industry PLUS	IIB
AMEX Smcndctr Indtry PLUS Bskt Val Idx	SDD
AMEX Spade Defense Index	DXS
AMEX StockCar Stocks Index	RCE
AMEX Tobacco Index	TOB
AMEX Utilities Select Sector Index	IXU
CBOE 10-Year Treasury Note	TNX
CBOE 13-Week Treasury Bill	IRX
CBOE 30-Year Treasury Bond	TYX
CBOE 5-Year Treasury Note	FVX
CBOE Asia 25 Index Options	EYR
CBOE China Index Options	CYX
CBOE Euro 25 Index Options	EOR
CBOE Gold Index Options	GOX
CBOE Internet Index Options	INX
CBOE Mexico Index Options	MEX
CBOE Oil Index Options	OIX
CBOE Technology Index	TXX
Cohen & Steers REIT Index	RMP
CSFB Technology Index	CTN
Dow Jones Equity REIT Index	DJR
Dow Jones Industrial Average	DJX
Dow Jones Internet Commerce Index	ECM
Dow Jones Transportation Average	DTX
Dow Jones Utility Average	DUX
Dynamic Large Cap Growth Intellidex	ILH
Dynamic Large Cap Value Intellidex	ILW
Dynamic Mid Cap Growth Intellidex	ILJ
Dynamic Mid Cap Value Intellidex	ILP
Dynamic Small Cap Growth Intellidex	ILK

Exhibit D

March 31, 2011

Dynamic Small Cap Value Intellidex	ILZ
America’s Fastest Growing Companies LargeCap 50 Index	FGL
FORTUNE E-50 Index	FEX
GSTI™ Composite Index Options	GTC
GSTI™ Hardware Index Options	GHA
GSTI™ Internet Index Options	GIN
GSTI™ Multimedia Networking Index Options	GIP
GSTI™ Semiconductor Index Options	GSM
GSTI™ Services Index Options	GSV
GSTI™ Software Index Options	GSO
Halter USX China Index	HXC
iShares Cohen & Steers Realty Majors	ICF
iShares Dow Jones Transportation Average Index Fund	IYT
iShares Dow Jones U.S. Consumer Goods Sector Index Fund	IYK
iShares Dow Jones U.S. Consumer Services Sector Index Fund	IYC
iShares Dow Jones US Basic Materials	IYM
iShares Dow Jones US Financial Sector	IYF
iShares Dow Jones US Financial Services	IYG
iShares Dow Jones US Healthcare	IYH
iShares Dow Jones US Real Estate	IYR
iShares Dow Jones US Technology	IYW
iShares Dow Jones US Total Market	IYY
iShares Dow Jones US Utilities	IDU
iShares FTSE/Xinhua Index Fund	FXI
iShares Goldman Sachs Natural Resources	IGE
iShares Goldman Sachs Networking	IGN
iShares Goldman Sachs Semiconductor	IGW
iShares Goldman Sachs Software	IGV
iShares Goldman Sachs Technology	IGM
iShares GS $ InvesTopTM Corporate Bond Fund	LQD
iShares Lehman 20+ Year Treasury Bond Fund	TLT
iShares Lehman Aggregate Bond Fund	AGG
iShares MSCI Emerging Markets	EEM
iShares MSCI-Australia	EWA
iShares MSCI-Brazil	EWZ
iShares MSCI-Canada	EWC
iShares MSCI-EAFE	EFA
iShares MSCI-EMU	EZU
iShares MSCI-France	EWQ

Exhibit D

March 31, 2011

iShares MSCI-Germany	EWG
iShares MSCI-Hong Kong	EWH
iShares MSCI-Japan	EWJ
iShares MSCI-Malaysia	EWM
iShares MSCI-Pacific Ex-Japan	EPP
iShares MSCI-Singapore	EWS
iShares MSCI-Taiwan	EWT
iShares MSCI-U.K.	EWU
iShares Nasdaq Biotechnology	IBB
iShares Russell Midcap Growth Index Fund	IWP
iShares Russell Midcap Index Fund	IWR
iShares Russell Midcap Value Index Fund	IWS
iShares S&P Global Financial Sector	IXG
iShares S&P Global Healthcare Sector	IXJ
iShares S&P Global Information Technology Sector	IXN
iShares S&P Global Telecommunications Sector	IXP
iShares S&P Latin America 40	ILF
KBW Capital Markets Index	KSX
KBW Insurance Index	KIX
Lehman Bros 10 Uncmmn Val Idx 2003	UVO
Lehman Brothers 10 Uncommon (1999)	UVL
Lehman Brothers 10 Uncommon (2000)	UVI
Lehman Brothers 10 Uncommon (2001)	UVT
Lehman Brothers Financial Index	UFX
Mergent Dividend Achiever 50 Index	DAY
Mergent Dividend Achievers Index	DAA
Merrill Lynch Global Market Index	GLI
Merrill Lynch Slct Sctr SPDR Grwth	GWI
Merrill Lynch Stable Growth Index	XS
Merrill Lynch Technology 100 Index	MLO
Merrill Lynch Top Ten Yield Index	XMT
MidCap SPDRS	MDY
Morgan Stanley Biotech Index Options	MVB
Morgan Stanley Commodity Related	CRX
Morgan Stanley Health Care Payors	HMO
Morgan Stanley Health Care Products	RXP
Morgan Stanley Health Care Provider	RXH
Morgan Stanley Internet Index	MOX
Morgan Stanley Multinational Company Index	NFT
Morgan Stanley Oil Services Options	MGO

Exhibit D

March 31, 2011

Morgan Stanley REIT Index	RMS
Morgan Stanley Retail Index Options	MVR
Morgan Stanley Technology Index	MSH
PHLX Defense SectorSM	DFX
PHLX Drug SectorSM	RXS
PHLX Europe SectorSM	XEX
PHLX Housing SectorSM	HGX
PHLX Oil Service SectorSM	OSX
PHLX Semiconductor SectorSM	SOX
PHLX TheStreet.com Internet Sector	DOT
PHLX Utility SectorSM	UTY
PHLX/KBW Bank Index	BKX
Select Sector SPDR-Consumer Discretionary	XLY
Select Sector SPDR-Financial	XLF
Select Sector SPDR-Health Care	XLV
Select Sector SPDR-Materials	XLB
Select Sector SPDR-Technology	XLK
Select Sector SPDR-Utilities	XLU
SIG Cable, Media & Entertainment IndexTM	SCQ
SIG Casino Gaming IndexTM	SGV
SIG Education IndexTM	ESU
SIG Footwear & Athletic IndexTM	FSQ
SIG Investment Managers IndexTM	SMQ
SIG Restaurant IndexTM	DSQ
SIG Semiconductor Capital Equipment IndexTM	SEZ
SIG Semiconductor Device IndexTM	SDL
SIG Specialty Retail IndexTM	RSQ
SIG Steel Producers Index	STQ
Standard & Poor’s Depositary Receipts (SPDR)	SPY
streetTRACKS Dow Jones Global Titans 50 Index	DGT
streetTRACKS Dow Jones US LargeCap Growth	ELG
streetTRACKS Dow Jones US LargeCap Value	ELV
streetTRACKS Dow Jones US SmallCap Growth	DSG
streetTRACKS Dow Jones US SmallCap Value	DSV
streetTRACKS Morgan Stanley Technology	MTK
streetTRACKS Wilshire REIT	RWR
The Dow Industrials DIAMONDS	DIA
The WilderHill Clean Energy Index	ECO

(1)	Subject to change at the discretion of the Firm
(2)	For the purposes of this Code, a broad based market index is one that tracks 100 or more underlying securities.

Exhibit D

March 31, 2011

EXHIBIT E

Personal Trading Pre- Clearance Request Form

This is the Pre-Clearance Trade Request Form. You are required to pre-dear in accordance with the firm’s Code of Ethics policy that can be found within the ‘my Document Library1” section fo this iste.

Please select the Security you would like to pre-dear and then complete the remaining sections of the form as they appear.

Finally type in your full name in the apace provided to represent your Electronic Signature,

Thank you for your co-operation

ls this a request for an IPO

No

Yes

Is this request for a Private Placement/Limited Offer

no

Yes

If von answered “Yes” to this being a Private Placement/Limited Offer, please answer questions listed below.

1. Name of the sponsor’s corporation partnership or other entity:

2. Name of the private placement:

3. Is the sponsor a corporation, partnership or other entity;

© Private

O Public

O Other

4. Type of security or fund:

5. Nature of the participation [Stockholder, selling agent genral partner, limited partner). Indicate all applicable. Name of private placement:

6. Have you received or will you receive “selling compensation1” in connection with the transaction

No

Yes

7. Planned date of transaction:

8. Size of offering [if a fund, size of fund):

9. Size of your participation [number of units/shares and total dollar amount):

10. Tour participation as a percentage of total shares or units outstanding:

11. Does/ Will the investment carry limited or unlimited liability

Limited

Unlimited

12. Will the investment require any use of premises, facilities or materials of the Firm or any of its affiliates

‘No

Yes

Exhibit D

March 31, 2011

13. Have you or do you intend to recommend , refer or solicit others in any way in connection with this investment

No

Yes

14.Is the Firm or any of its affiliates in any way involved

No

Yes

15. Describe the business id be conducted by the issuer of the private placement:

16. If the Private Placement is a Fund, describe its investment objective:

‘Value

Growth

core

Specialty

17. Has this private placement been made available to any Nationwide Mutual Fund or any Managed Account where either you or the person you report to exerdses investment discretion

No

yes

18. Do you participate or do you plan to participate in any investment decision for the private placement no

Yes

19, Do you participate or do you plan to participate in the management of the sponsor

No

Yes

20, Describe how you became aware of this private placement:

21, To the beat of your knowledge, will this private placement result in an initial public offering within the next 1Z-18 months

No

Yes

Security None Selected Select | Clear

Printed Name Electronic Signature

Submit

Exhibit D

March 31, 2011

EXHIBIT F

Nationwide 401(k) Savings Plan Disclosure for year 2009

•	I currently participate in the Nationwide 401(k) Savings Plan

•	I do not participate in the Nationwide 401(k) Savings Plan

I understand that should I elect the self directed brokerage option offered through the Nationwide 401(K) program, this is considered a covered account under the Code of Ethics and that all transactions in Covered Securities must be pre-cleared. Should I elect in the future to open this self-directed brokerage account, I understand that I must obtain pre-approval from the Firm’s Compliance Department.

By signing below I authorize the Firm’s Chief Compliance Officer or his designee to review transaction activity for any benefit plan offered to me by Natonwide. I understand that this monitoring is required to conform with the Code of Ethics policy requirement prohibiting market timing, and to comply with the SEC’s objective for enhanced disclosure.

Exhibit F

March 31, 2011

EXHIBIT G

Duplicate Statements should be sent to:

NATIONWIDE FUNDS GROUP

C/O: COMPLIANCE DEPARTMENT

P.O. BOX 796

KING OF PRUSSIA, PA 19399

Exhibit G

March 31, 2011

EXHIBIT H

CERTIFICATION OF REBUTTAL OF ACCESS PRESUMPTION

I,                     , do hereby certify and affirm that:

1) I serve as		and am also
	(insert position with Adviser)		(insert position with Affiliate)

2)	During the immediate prior calendar year:

a)	I have not, with respect to any Client[2] account, obtained or sought to obtain information regarding the Client’s purchase or sale of securities;

b)	I have not, with respect to any Reportable Fund, made, participated in, obtained or sought to obtain information about, the purchase or sale of a Covered Security or related recommendations;

c)	My regular functions and duties have not, with respect to Reportable Funds, related to such recommendations, purchase or sales;

d)	I have not been involved in making securities recommendations to Firm Clients nor have I obtained, or sought to obtain information about any such recommendations which are non-public;

e)	I am aware of and have complied with all provisions of the Code that are relevant to me and with any policies and procedures of the Firm and its affiliates relevant to the control of sensitive information about Client accounts or Adviser recommendations to which I may be subject. I further agree to continue to comply with all such policies and procedures, as they may be amended from time to time.

3)	If any of the representations set forth in 2(a) through (e) above ceases to be true, I will inform the Firm’s CCO promptly, and unless otherwise notified by the CCO, will comply with the relevant Code requirements applicable to Access Persons.

4)	I recognize that I am providing this certification in order to allow the CCO to consider my designation as an Exempt-Access person. I have read, understand and agree to abide by the Firm’s Code of Ethics, and in particular, those provisions of the Code relevant to Exempt-Access Persons.

Signature	Date

Printed Name

[2]	Capitalized terms have the meaning assigned to them by the Firm’s Code of Ethics. For convenience, relevant definitions appear in the attached Glossary.

Exhibit H

March 31, 2011

“Access Person” means any director, officer, Advisory Person or employee of the Adviser as well as any other person that the Chief Compliance Officer (“CCO”) determines to be an Access Person. An Access Person shall not include any person who the CCO determines to be an Exempt-Access Person. The CCO maintains records of the status of all relevant persons under the Code, and will inform each such person about that person’s status as necessary.

1)	The “Adviser” is Nationwide Fund Advisors

2)	“Chief Compliance Officer” or “CCO” means the Chief Compliance Officer for the Adviser (as designated on the Adviser’s Form ADV) or the CCO’s designee, as applicable.

3)	“Client” means

(a)	any investment company registered under the Act or any series of a registered investment company for whom the Adviser acts as investment adviser or sub-adviser or

(b)	any separately managed investment account, commingled/collective investment trust fund, hedge fund and other similar investment arrangement, which is advised by the Adviser.

4)	“Covered Person” means all Access and Exempt-Access Person.

5)	“Covered Security” means a security as defined in Section 2(a)(36) of the Act, except that it shall not include direct obligations of the United States government, bankers’ acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments (including repurchase agreements), shares of money market funds, shares of registered open-end investment companies, (other than Reportable Funds as defined in A(14)) and shares of unit investment trusts that are exclusively invested in one or more open-end Funds that are not Reportable Funds.

6)	“Fund” means an investment company registered under the Act.

7)	“Exempt-Access Persons.” The Firm’s officers, directors, employees and other related persons, are presumed to be Access Persons for purposes of the Rules However, certain persons, such as certain officers, directors of the Advisers, or other persons, such as temporary employees, often do not have actual access to investment or portfolio information or participate in the recommendation process. Where the CCO has determined that the relevant director, officer, employee or temporary employee: (1) does not meet the definition of “Advisory Person;” (2) does not otherwise have access to nonpublic information with respect to Client holdings, transactions or securities recommendations; and (3) is not involved in the recommendation process, the CCO may determine to treat such person as an “Exempt-Access Person” for purposes of this Code. Exempt-Access Persons must, prior to being so designated and at least annually thereafter certify to the CCO, in the form attached as Exhibit H as to the relevant facts and circumstances that formed the basis of the CCO’s above-described determination.

Exhibit H

March 31, 2011

8)	“Purchase or sale of a Covered Security” includes, among other things, the writing of an option to purchase or sell a Covered Security.

9)	“Reportable Fund” means

(a)	any series of Nationwide Mutual Funds or Nationwide Variable Insurance Trust;

(b)	any Fund for which the Firm serves as an investment adviser, or

(c)	any Fund whose investment adviser (including sub-advisers) or Principal Underwriter controls, is controlled by, or is under common control with the Adviser.

Exhibit H

March 31, 2011

EXHIBIT I

Nationwide Fund Advisors (“NFA”)

Code of Ethics Recommended Sanctions

Remedial action for violations of the NFA Code of Ethics will include one or more of the following:

•	Verbal and Written Warnings,

•	Violation Memoranda,

•	Unwinding or Reversing of Trades,

•	Disgorgement of Profits,

•	Suspension of Trading Privileges,

•	Remedial Code of Ethics Training,

•	Reporting to the Nationwide Mutual Funds and Nationwide Variable Insurance Trust, Board of Trustees (the “Board”),

•	Monetary Fines, and

•	Termination of Employment.

In determining what remedial action is required in response to violations of the NFA Code of Ethics, the President and the CCO and/or the Board generally considers, among other factors, the gravity and/or the frequency of the violations and whether the violation caused harm or the potential of harm to the shareholders of the Nationwide Mutual Fund and Nationwide Variable Insurance Trust (the “Trusts”).

Any prior violation(s) and an Access Person’s role are taken into consideration in the assessment of imposed sanctions as reflected in the attached NFA Code of Ethics Sanctions table.

In determining materiality of violations or recommended sanctions, factors for consideration include:

•	Categorization of Associate (e.g. Access Person, Advisory Persons or Portfolio Manager),

•	Previous Violations,

•	Type of Violation,

•	Type of Account, and

•	Potential or Actual Harm to Shareholders of the Trusts.

In instances where an associate has previous violations regardless of type, the President and the CCO and/or the Board in their discretion may determine that the violation merits a more stringent sanction than recommended below. Conversely, if mitigating circumstances apply, the President and the CCO and/or the Board may determine that a less severe sanction should be enforced.

In addition, the Firm shall consider adherence to overall compliance standards as an integral component of employee performance evaluation. Excessive violations or excessive trading including, but not limited to the Code or other potential conflict of interests issues, shall be addressed by each Covered Person’s manager when assessing the Covered Person’s overall performance review.

Exhibit H

March 31, 2011

NFA CODE OF ETHICS SANCTIONS GRID

VIOLATIONS OF THE CODE OF ETHICS

Type	Code of Ethics Rule
Short Selling / Margin Activity	Section D.1
Pre-Clearance	Section D.6
30-Day Holding	Section D.7
Black-Out Periods	Section D.8
Late Reporting	Section F
Failure to Provide Documentation	Section F.2(d)

Frequency is reviewed and assessed on a three year rolling period.

Any second violation that is material results in a fine of $100.

SANCTIONS GRID

Categories of Violations	Fines In addition to any required disgorgement, the following fines to be donated to charity of choice.	Sanction(s) Disgorgement of profits or fines to charity of choice.
Level I Late Reporting

•    Initial Holdings Report or upon hire, disclosure of Covered Accounts

•    Failure to disclose Covered Securities and/or Covered Accounts

•    Code of Ethics Acknowledgment

•    Quarterly Transaction Report

•    Annual Holdings Reports

1st Violation	n/a	Verbal warning
2nd Violation	$25	Written warning and remedial COE training
3rd Violation	$50	Written Violation Memorandum, meeting with Compliance and/or Supervisor
Level II

Non-Material Violation:

•      Failure to request pre-clearance for a trade in a Covered Security, where the trade would have been approved.

•      Violation of 30-day holding period for Covered Security (sale at a profit within 30 days of purchase)

•      Existing Associate fails to request approval to open a new Covered Account – and no conflicting trades occurred in the account

Material Violation:

•      Violation of black-out period

•      Failure to request pre-clearance for a trade in a Covered Security, where the trade would not have been approved

•      Failure to request pre-clearance for a trade of an IPO or a Private Placement

•      Existing Associate fails to request approval to open a new Covered Account – and conflicting trades occurred in the account

•      Violation of 30-day holding period for a Reportable Fund

Exhibit H

March 31, 2011

Categories of Violations	Fines In addition to any required disgorgement, the following fines to be donated to charity of choice.	Sanction(s) Disgorgement of profits or fines to charity of choice.
1st Violation	n/a	Non-Material Violation: Written warning and remedial COE training.

		or

Material Violation:

Unwinding or reversing of trade and disgorgement of profits (if applicable), Violation Memorandum (Access Person with a copy to Supervisor), reporting to NMF/NVIT Board of Trustees and remedial COE training.

2nd Violation	$100	Non-Material Violation: Violation Memorandum (to Access Person with a copy to Supervisor) and meeting with Compliance.

		or

Material Violation:

Unwinding or reversing of trade or disgorgement of profits (if applicable), Violation Memorandum (Access Person with copy to Supervisor and HR file), reporting to the NMF/NVIT Board of Trustees and meeting with CCO.

3rd Violation	$250	Non-Material Violation: Violation Memorandum (to Access Person with a copy to Supervisor and HR file), reporting to the NMF/NVIT Board of Trustees and meeting with CCO and President.

		or

Material Violation:

Unwinding or reversing of trade or disgorgement of profits (if applicable), remedial COE training, 60-day suspension of trading privileges, Violation Memorandum (Access Person with copy to Supervisor and HR file), reporting to NMF/NVIT Board of Trustees, meeting with CCO and President, and Potential Termination of Employment.

Exhibit H

March 31, 2011